EXHIBIT 21 - SUBSIDIARIES OF PROVIDENT FINANCIAL GROUP, INC.


The following table sets forth all of Provident's active subsidiaries as of the date of this report.

                                                            State of
                                                          Jurisdiction
                                         % of Voting     Under the Laws
                                           Securities       of which
                                             Owned         Organized
                                         ------------    --------------
The Provident Bank                            100             Ohio
  Provident Commercial Group, Inc.            100             Ohio
    Provident Auto Leasing Company            100           Delaware
    Provident Auto Rental Corp. 1998-1        100           Delaware
    Provident Auto Rental Corp. 1998-2        100           Delaware
  Provident Securities and Investment Company 100             Ohio
    Provident Insurance Agency                100             Ohio
  PB Realty, Inc.                             100             Ohio
  Information Leasing Corporation             100             Ohio
    Provident Lease Receivables Corp.         100           Delaware
  Procurement Alternatives Corporation        100             Ohio
FGBI Acquisition Corp.                        100           Florida
  Provident Bank of Florida                   100           Florida
Provident Investment Advisers, Inc.           100             Ohio
Provident Capital Trust I                     100           Delaware